EXHIBIT 32

CERTIFICATIONS REQUIRED BY RULE 13a-14(b) TO BE FURNISHED BUT NOT FILED

               Certifications Pursuant to 18 U.S.C. Section 1350,
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with the Quarterly Report of Infocrossing, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Zach Lonstein and William J. McHale, Chairman & Chief Executive Officer and Senior Vice President of Finance & Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ ZACH LONSTEIN                          /s/ WILLIAM J. McHALE
------------------------------------       -------------------------------------
Zach Lonstein                              William J. McHale
Chairman and Chief Executive Officer       SVP - Finance and Chief Financial
                                           Officer
May 10, 2007                               May 10, 2007